EXHIBIT 10.9

FHLBANK SAN FRANCISCO

2008 PRESIDENT’S INCENTIVE PLAN

PLAN PURPOSE

To optimize individual and Bank performance in accomplishing Board approved goals and objectives.

PLAN OBJECTIVES

To motivate the Bank President to exceed Bank goals which support the business plan and long-term strategic plan. To attract and retain an outstanding executive by providing a competitive total compensation program, including annual incentive award opportunity.

ELIGIBILITY

The 2008 participant is the Bank President.

The Bank President must be employed by the Bank when payment is disbursed to be eligible for an incentive award for the current plan year. A Bank President hired, promoted, or who takes a leave of absence during the plan year is eligible to participate on a pro-rata basis. A Bank President hired or promoted on or after October 1st will not be eligible to participate during the current plan year.

INCENTIVE GOALS AND MEASURES

Incentive Goals

The three Bank goals’ target achievement level for 2008 are:

1.	2008 Potential Dividend Spread Goal: Dividend potential spread is at least 123.0 basis points.

2.	2008 Market Share Goal: Achieve a target market share of wholesale borrowings and convert non-borrowing members into borrowing members.

•	Market share is divided into member segments. [*], the 2008 “goal year” will begin on January 1, 2008 and will end on December 31, 2008, with goal achievement based on the average daily balance of Bank credit for the full year. For the other member segments, the 2008 “goal year” will run from September 30, 2007 through September 30, 2008.

•	Convert[*] non-borrowing members into borrowing members.

3.	2008 Community Investment Goal: Effectively execute community investment programs and initiatives.

An outline of the three Bank goal weights and measures are attached as an exhibit.

Actual achievement of Bank goals (1), (2), and (3) are subject to adjustment for changes resulting from movements in interest rates, changes in financial strategies or policies, any significant change in Bank membership, as well as other factors determined by the Board.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

Incentive Goal Achievement Measures

The plan rewards levels of goal achievement, as follows:

Achievement Level	Measure Definition
200% of target	The most optimistic achievement level based on reasonable business assumptions and conditions.

150% of target	An optimistic achievement level based on expected business.

Target (100%)	Performance that is considered a target level of successful plan achievement.

Threshold (75% of target)	A threshold level of performance.

Award Determination

Any award will be based on success in achieving Bank goals and on the overall performance of the President, and is at the sole discretion of the Board of Directors. At yearend, accomplishments will be assessed and a percentage of achievement will be determined for each goal.

Percentage of Achievement Scale	Achievement Levels
0% - 200%	200%	= Far Exceeds Target
	150%	= Exceeds Target
	100%	= Target
	75-99%	= Threshold

For each goal, the percentage of achievement will be multiplied by the applicable weights. Each weighted achievement will then be added to determine the total weighted achievement. The basis for any award opportunity is total weighted achievement. Performance from 75-99% (threshold level) is below the target achievement level and, therefore, will result in an award less than a target award. Performance below the threshold achievement level normally will not result in an incentive award. The Board of Directors has full discretion to modify any and all incentive payments.

Incentive Award Pool

The Board approves an incentive award pool at the beginning of the plan period. A portion of the award pool may be allocated to the Bank President at the end of the plan period based upon overall goal achievement levels.

APPROVAL OF INCENTIVE AWARDS

The incentive award is approved by the Board of Directors prior to payment. The Board of Directors has full discretion to approve any award, including an award for achievement below 75% total weighted achievement. Award recommendations are presented to the Board of Directors at the January 2009 Board meeting.

PLAN ADMINISTRATION AND IMPLEMENTATION

The Board of Directors oversees the administration and interpretation of the Plan.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO

2008 Corporate Goals

Dividend Spread Goal for 2008

Segment Weight	75% Goal Achievement	100% Goal Achievement	150% Goal Achievement	200% Goal Achievement
40%	0.98%	1.23%	1.73%	2.23%

Market Penetration, Volume and Conversion Goals for 2008

Customer Segment	Segment Weight	75% Goal Achievement	100% Goal Achievement	150% Goal Achievement	200% Goal Achievement
[*]	8%	[*]	[*]	[*]	[*]
[*]	8%	[*]	[*]	[*]	[*]
[*]	8%	[*]	[*]	[*]	[*]
[*]	8%	[*]	[*]	[*]	[*]
[*]	8%	[*]	[*]	[*]	[*]
Total Member Business Goals	40%

Community Investment Goals for 2008

	Segment Weight	75% Goal Achievement	100% Goal Achievement	150% Goal Achievement	200% Goal Achievement
[*]	6%	[*]	[*]	[*]	[*]
[*]	6%	[*]	[*]	[*]	[*]
[*]	8%	[*]	[*]	[*]	[*]
Total Community Investment Goal	20%

[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.